Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 7, 2002



                             SMLX Technologies, Inc.
             (Exact name of registrant as specified in its charter)


Colorado                               0-28154                   84-1337509
(State or other                 (Commission file number)       (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


855 South Federal Highway, Boca Raton, FL               33432
(Address of principal executive offices)             (ZIP Code)



                                 (561) 347-0761
              (Registrant's telephone number, including area code)




                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     a. As reported by press release which is attached hereto as Exhibit 99.1 SMLX Technologies, Inc. ("SMLX") received a summons as defendant from Vector Medical Technologies, Inc. ("Vector"). SMLX will vigorously contest Vector's allegations that SMLX breached its contract with Vector, and for which claim Vector seeks $3,600,000. SMLX believes the suit is without merit.

     The contract in question was a license agreement with Vector pursuant to which SMLX licensed to Vector certain of SMLX's proprietary technology for transdermal drug delivery. SMLX terminated the license on September 24, 2001, as a result of Vector's failure to make payments in accordance with the terms of the license agreement.

     For additional information related to the termination of the license agreement, please refer to the Report on Form 8-K filed by SMLX on November 1, 2001.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)  Financial Statements of Businesses Acquired.

            Not applicable.

       (b)  Pro Forma Financial Information.

            Not applicable.

       (c)  Exhibits

            99.1        Press release, dated February 6, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SMLX Technologies, Inc.

Date:    February 8, 2002                       By:  /s/ Kenneth H. Robertson
                                                     ------------------------
                                                Name: Kenneth H. Robertson
                                                Title:   President